SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Domestic Fund LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Fund GP LLC

Sarissa Capital Fund GP LP

Sarissa Capital Offshore Fund GP LLC

Sarissa Capital Management GP LLC

Sarissa Capital Management LP

Dr. Alexander J. Denner

Mr. Mark DiPaolo

Mr. George W. Bickerstaff, III

Mr. Jules Haimovitz

Dr. Odysseas Kostas

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 29, 2017, Sarissa Capital Management LP, together with the other Participants (as defined below), issued the following press release in connection with its solicitation of proxies for the 2017 annual meeting of shareholders of Innoviva, Inc. The Participants also posted the press release to www.dfking.com/INVA:

SARISSA CAPITAL RESPONDS TO INNOVIVA’S MANY MISSTATEMENTS

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Innoviva’s claim that Sarissa has not made a serious attempt to engage with Innoviva is not true

Innoviva’s claim that Sarissa wants to take effective control of the Board is also not true

Sarissa addresses other misleading claims made by Innoviva

Greenwich, CT, March 29, 2017 – Sarissa Capital Management LP (“Sarissa”) today made the following statement in connection with its intent to nominate a minority slate to the Board of Directors of Innoviva, Inc. (NASDAQ: INVA) (“Innoviva”) at its 2017 annual meeting of stockholders to be held on April 20, 2017 at 8:30 a.m. EDT in Philadelphia, PA.

Sarissa feels the need to respond to a few of Innoviva’s untrue and misleading claims in its proxy materials.

•	Innoviva’s claim that Sarissa has not made a serious attempt to engage constructively with Innoviva’s Board and management team is not true. In fact, the opposite is true. Sarissa has been rebuffed in its attempts to have an active dialogue with independent directors at Innoviva. In fact, in the middle of discussions with the company, Innoviva suddenly filed proxy materials rejecting all of our nominees and claiming incorrectly that we want to take control of the Board. Innoviva later explained to Sarissa that it filed those proxy materials to maintain its original timeline for the annual meeting, a choice which is unnecessary under Delaware law.

SARISSA’S INTERACTIONS WITH INNOVIVA OVER THE LAST TWO WEEKS BEST EXEMPLIFY THE UNTRUE NATURE OF INNOVIVA’S CLAIMS. Sarissa includes a timeline below of such communications.

•	Innoviva’s claim that Sarissa wants to take effective control of the Board is also not true. As we disclosed in our preliminary proxy statement, we are not seeking control of the Board but much needed stockholder representation with a minority slate of three nominees. The Board is set at seven directors.

•	For investors less familiar with nuances of Delaware law, according to Innoviva’s bylaws, we would not have been able to unilaterally add potential nominees after the February 8, 2017 deadline. Therefore, our notice of nomination in advance of the February 8, 2017 deadline and prior to submitting our preliminary proxy included four potential nominees; however, in that notice Sarissa expressly indicated that Sarissa could nominate fewer than four nominees. Sarissa also informed Innoviva of this fact and that Sarissa may not seek to replace any Innoviva incumbent directors on several occasions before Innoviva filed its preliminary proxy.

•	Innoviva’s claim that its “marketing and executive leadership play a critical role” in the growth of revenue for the respiratory products commercialized by GSK is not believable to Sarisssa. As Innoviva has admitted in its 10-K (2016), “We have no control over GSK’s marketing and sales efforts…” We agree with Innoviva that after a sluggish launch of products by GSK, GSK has dramatically improved its commercial efforts. Sarissa, however, does not believe, “Innoviva’s marketing and executive leadership play a critical role” in the growth of the respiratory products given GSK’s success in selling and marketing respiratory products, including Advair, without Innoviva.

•	Innoviva correctly reports that it provided Sarissa with some records that Sarissa requested in its demand letter pursuant to Section 220 but neglects to share that what it provided is only a portion of what we requested and was heavily redacted and that the company has not let us freely share what we found with any other stockholders. Sarissa is troubled by what was found and will seek the full scope of what was initially requested and for the ability to share this information with other stockholders.

•	Innoviva’s characterization of the history at Enzon Pharmaceuticals, Inc. (“Enzon”) is misleading. Revenue and expenses declined due to the sale of assets, including research assets, and the suspension of clinical development activities. Enzon was then left with royalty revenues, much as Innoviva is today. Enzon further reduced expenses to conserve capital and maximize value returned to stockholders and today manages royalties with a lean cost structure. Royalty revenues have declined due to expirations of royalties and due to changing dynamics in the hepatitis C market. Today, as a public company, Enzon continues to collect royalty revenues, returning capital to stockholders and spending less than $2 million annually, including compensation to management and directors. Sarissa strongly believes that Innoviva must learn that shareholder capital must be optimized for the benefit of shareholders instead of management.

INNOVIVA DOES NOT MARKET OR SELL ANY DRUGS. IT JUST COLLECTS ROYALTY PAYMENTS. SO WHY IS IT SPENDING SO MUCH MONEY AND WHY IS MANAGEMENT BEING PAID SO MUCH? IT IS TIME FOR INNOVIVA TO BE OPTIMIZED FOR SHAREHOLDERS.

Below, Sarissa shares with fellow stockholders a detailed timeline of the communications between Sarissa and Innoviva to repudiate Innoviva’s claims that Sarissa has not made a serious attempt to engage constructively.

Timeline of communications between Sarissa and Innoviva over last two weeks:

•	March 14 – Innoviva PROPOSES an in-person meeting in NYC with a few board members on March 22 or 23

•	March 15 – Sarissa ACCEPTS Innoviva’s proposal for an in-person meeting in NYC on March 22 or 23

•	March 17 – Innoviva now DECLINES the meeting on March 22 or 23 and PROPOSES a call on March 23 instead

•	March 20 – Sarissa SUGGESTS again that parties follow through on Innoviva’s proposal to meet on March 22 or 23

•	March 21 – Innoviva CONTINUES TO RESIST its proposal for an in-person meeting on March 22 or 23

•	March 21 – Sarissa PROPOSES a call for March 23 as Innoviva had proposed on March 17

•	March 22 – Innoviva IGNORES Sarissa’s request for a call on March 23, INSISTS on in-person meeting in 1+ week (March 29/30) on East Coast

•	March 23 – Sarissa ACCEPTS in-person meeting but RECOMMENDS also a call sooner, proposing same day (March 23)

•	March 23 – Innoviva IGNORES Sarissa’s request for a call on March 23 and INSISTS on in-person meeting in ~1 week (March 29-31)

•	March 23 – Sarissa again ACCEPTS meeting for the following week (PROPOSES March 29 @3pm) but RECOMMENDS call asap (for March 24)

•	March 24 – Innoviva IGNORES Sarissa’s request for a call on March 24, DECLINES Sarissa’s proposal for a meeting on March 29 @3pm and PROPOSES March 30 @10 am in New York

•	March 26 – Sarissa DECLINES meeting on March 30 (due to conflict) but RECOMMENDS Innoviva provide time slots on each of the dates Innoviva initially suggested, March 29-31 and PROPOSES again call sooner

•	March 27 – Innoviva IGNORES Sarissa’s proposal to provide time slots and PROPOSES late afternoon on March 29 in Washington D.C.

•	March 28 – Sarissa indicates potential difficulty in getting to Washington D.C. by late afternoon the next day (March 29), PROPOSES saving that time at least for a call and PROPOSES in-person meeting on March 31 in New York or Greenwich if Innoviva available

•	March 28 – Innoviva indicates will check on availability for March 31 meeting but that may need meeting to be in Chicago [not East Coast]; but that Innoviva can do a phone call as a fallback

•	March 28 – Sarissa DECLINES Chicago on Friday but PROPOSES meeting in NYC or Greenwich at most times on the dates (March 29-31) that Innoviva initially proposed (except March 29 AM) and PROPOSES call late afternoon March 29 @3pm

•	March 28 – Innoviva SUGGESTS 2:30pm rather than 3pm for call on March 29

•	March 28 – Sarissa ACCEPTS call with Innoviva at 2:30pm on March 29

•	March 28 – Innoviva indicates that it may not be available for a call at 2:30pm on March 29 despite proposing the time

•	March 28 – Innoviva PROPOSES a call with Sarissa at 2pm on March 29

•	March 29 – Sarissa and Innoviva AGREE to 2pm call today

The detailed timeline of interactions over the past two weeks demonstrates the lengths to which Sarissa attempted to engage Innoviva and to which Innoviva attempted to avoid a conversation with Sarissa.

INNOVIVA DOES NOT MARKET OR SELL ANY DRUGS. IT JUST COLLECTS ROYALTY PAYMENTS. SO WHY IS IT SPENDING SO MUCH MONEY AND WHY IS MANAGEMENT BEING PAID SO MUCH? IT IS TIME FOR INNOVIVA TO BE OPTIMIZED FOR SHAREHOLDERS.

Time is of the essence. We urge you to VOTE THE GOLD PROXY CARD to help us deliver the necessary change to Innoviva. It is important that you submit your GOLD proxy card AS SOON AS POSSIBLE. Importantly, if you receive a white card from Innoviva, DO NOT return it, just discard it. Returning a white card, even if you withhold on Innoviva’s nominees, will not be a vote for the Sarissa nominees, and it would revoke any vote you previously submitted on the GOLD CARD.

PLEASE VOTE NOW by signing, dating and returning the GOLD proxy card. You may also vote by phone or internet by following the instructions on the GOLD PROXY CARD. If you have any questions regarding your GOLD proxy card or need assistance in executing your proxy, please contact our proxy solicitor, D.F. King & Co., Inc. by telephone at the following numbers: stockholders call toll–free: (800) 549–6746 and banks and brokerage firms call: (212) 269–5550, or through the internet at www.dfking.com/INVA.

Contacts:

Sarissa Capital Management LP

Melinda Zech

203-302-2330

D.F. King & Co., Inc.

Edward McCarthy

Peter Aymar

212-269-5550

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

ON MARCH 22, 2017, SARISSA CAPITAL MANAGEMENT LP (“SARISSA”), TOGETHER WITH THE OTHER PARTICIPANTS IN SARISSA’S PROXY SOLICITATION (THE “PARTICIPANTS”), FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF INNOVIVA, INC. (THE “COMPANY”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE COMPANY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF THE COMPANY AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS ALSO AVAILABLE BY CONTACTING SARISSA’S PROXY SOLICITOR, D.F. KING & CO., INC., BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 549–6746 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550, OR THROUGH THE INTERNET AT WWW.DFKING.COM/INVA